UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) At the annual meeting of stockholders (the “Annual Meeting”) of the Company held on May 20, 2025, stockholders (i) elected two Class III director nominees to the Company’s board of directors to serve three-year terms; (ii) approved an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 70 shares of common stock would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements (iii) ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; (iv) authorized one or more adjournments of the Annual Meeting to solicit additional proxies in the event there were insufficient votes to approve Proposal 2.

For Proposal 1, the two nominees receiving the highest number of “FOR” votes at the Annual Meeting were elected as Class III directors. Proposal 2 required the affirmative vote of the majority of the votes cast at the Annual Meeting. Proposals 3 and 4required the affirmative vote of holders of a majority of shares entitled to vote and present at the Annual Meeting, virtually via the internet or by proxy. The proposals are described in detail in the Company’s definitive proxy statement filed on April 14, 2025 with the Securities and Exchange Commission.

A total of 2,180,851 shares of the Company’s common stock were present at the Annual Meeting virtually or by proxy, which represents approximately 50% of the shares of common stock outstanding as of the record date for the Annual Meeting.

(b) The results of the voting are shown below.

Proposal 1 — Election of Directors

Class II Nominees	Votes For	Votes Withheld	Broker Non-Votes
John L. Erb	797,708	93,742	1,289,401
Gregory D. Waller	797,418	94,032	1,289,401

Proposal 2 — Approval of an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 70 shares of common stock would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements, which such approval granted to the Board of Directors shall be effectuated, in the discretion of the Board of Directors, if at all, within twelve months after the date that the Company's stockholders approve this proposal

Votes For	Votes Against	Votes Abstain
1,792,386	386,100	2,365

Proposal 3--Ratification of Appointment of Independent Registered Public Accounting Firm for 2025

Votes For	Votes Against	Votes Abstain
2,013,794	158,866	8,191

Proposal 4 — Authorization of one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 2

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
1,354,662	148,791	2,876	674,522

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2025	NUWELLIS, INC.

	By:	/S/ John L. Erb

	Name:	John L. Erb
	Title:	Interim Chief Executive Officer